Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Alan Goodson, President of The Asia Tigers Fund, Inc. (the “Registrant”), certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2014 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 26, 2014

/s/ Alan Goodson
Alan Goodson, President
Principal Executive Officer
The Asia Tigers Fund, Inc.

I, Andrea Melia, Treasurer of the Registrant, certify that:

1.	The Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 26, 2014

/s/ Andrea Melia
Andrea Melia, Treasurer
Principal Financial Officer
The Asia Tigers Fund, Inc.

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.